UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest reported): September 30, 2003

                        Commission file number: 000-16299

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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3054685
    (State or other jurisdiction of         (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                    94010
(Address of principal executive offices)                 (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events -Shareholder Bulletin

September 30, 2003

Dear Shareholders:

On September 24th and 25th, Stan Lis, President and CEO of Net Soft Systems Inc. (Canada) and Marek Krzaczek, Ph.D, President of Net Soft S.A. (Poland) conducted two days of business and technical due diligence related to the joint venture being contemplated between Net Soft and ANTs.

Mssrs. Lis and Krzaczek met with our technical team, received an in-depth briefing on our core technology and the ANTs Data Server, their potential applications and our development methodology. They also met with the management team to discuss key issues related to a joint venture.

"I am quite impressed with the technology behind the ANTs Data Server. The team at ANTs has solved key database performance problems in a unique way. I believe that this technology will be useful in many applications we are now developing in Poland and throughout Europe," said Mr. Krzaczek. "We see tremendous potential in our market area for breakthrough technology such as the

ANTs Data Server," said Mr. Lis. "We look forward to negotiating a comprehensive joint venture agreement that will give Net Soft the right to distribute the ANTs Data Server throughout Europe."

Net Soft, which is headquartered in Vancouver, Canada has offices in Gdansk and Warsaw, Poland and is listed on the Toronto Stock Exchange's Venture Exchange (TSX.V:NSS).

Last month we took the first step in establishing a joint venture when I announced the signing of a Letter of Intent (LOI). The key terms of the LOI call for ANTs to negotiate only with Net Soft (until November 30, 2003) for the exclusive rights to sell and distribute the ANTs Data Server in Poland, Russia, the Czech Republic, and the European Common Market. In exchange, Net Soft agreed to pay ANTs $400,000 by November 30, 2003.

In early September we received a $100,000 payment from Net Soft and I'm pleased to report that last week Mr. Lis committed to sending the next installment of $150,000. In my last shareholder bulletin (dated September 17th), I announced that we had received commitments for $100,000 in private placement financing. We have received those funds and we have received an additional $130,000 in private placement financing. When added to the next Net Soft payment, these funds should allow us to continue operations into the first quarter of 2004.

I will continue to keep you posted as we make progress.

Sincerely,


Frank Ruotolo
Chairman and CEO


This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANTs software inc.

Date: September 30, 2003            By: /s/ Francis K. Ruotolo
                                        ----------------------
                                        Francis K. Ruotolo, Chairman
                                        and Chief Executive Officer